SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2014

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - II (Exact name of registrant as specified in its charter)

Delaware	0-11909	16-1212761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 North Forest Road,
Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)
             (716) 636-9090

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Company received written correspondence from its independent registered public accounting firm, Malin, Bergquist & Company, LLP, on November 21, 2013, that it was resigning as the Company's Independent Auditor. The stated reason was that the firm had merged, and determined that Realmark did not fit in with its direction of the merged practice.

During the Registrant's most recent fiscal year and during any subsequent interim periods preceding the date of resignation, the Company has had no disagreements with Malin, Bergquist & Company, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant's report on the financial statements for the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

On March 10, 2014 the Company provided Malin, Bergquist & Company, LLP with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made here-in or the reasons why it disagreed. On March 10, 2014 the Company received a letter from Malin, Bergquist & Company, LLP that it agreed with the statements contained herein. A copy of the letter from Malin, Bergquist & Company, LLP will be attached hereto as Exhibit 16.1.

The Company has engaged EFP Rotenberg, LLP, 280 Kenneth Dr #100, Rochester, NY 14623 (EFP Rotenberg, LLP) as the Company's new independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit
16.1	Malin Bergquist letter regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 3/10/14                       REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - II

By: /s/ Joseph M. Jayson
   Name: Joseph M. Jayson
   Individual General Partner,
   Principal Executive Officer and
   Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

16. 1	Malin Bergquist letter regarding statements included in this Form 8-K.